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For Immediate Release
GILEAD SCIENCES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2017 FINANCIAL RESULTS
- Fourth Quarter Product Sales of $5.8 billion -
- Full Year 2017 Product Sales of $25.7 billion -
- Full Year 2017 Diluted EPS of $3.51 per share -
- Full Year 2017 Non-GAAP Diluted EPS of $8.84 per share -
Foster City, CA, February 6, 2018 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2017. Total revenues for the fourth quarter of 2017 were $5.9 billion compared to $7.3 billion for the same period in 2016. Net loss for the fourth quarter of 2017 was $3.9 billion, or $2.96 loss per share, compared to net income of $3.1 billion, or $2.34 per diluted share for the same period in 2016. The net loss for the fourth quarter includes an estimated $5.5 billion charge related to the enactment of the Tax Cuts and Jobs Act (Tax Reform)(1). Non-GAAP net income for the fourth quarter of 2017 was $2.3 billion, or $1.78 per diluted share, compared to $3.6 billion, or $2.70 per diluted share for the same period in 2016. Non-GAAP net income excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, and the impact of Tax Reform.
Full year 2017 total revenues were $26.1 billion, compared to $30.4 billion for 2016. Net income for 2017 was $4.6 billion, or $3.51 per diluted share, compared to $13.5 billion, or $9.94 per diluted share for 2016. Non-GAAP net income for 2017 was $11.7 billion, or $8.84 per diluted share, compared to $15.7 billion, or $11.57 per diluted share for 2016.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2017	2016	2017	2016
Product sales	$5,837	$7,216	$25,662	$29,953
Royalty, contract and other revenues	112	104	445	437
Total revenues	$5,949	$7,320	$26,107	$30,390

Net income (loss) attributable to Gilead	$(3,865)	$3,108	$4,628	$13,501
Non-GAAP net income*	$2,343	$3,585	$11,654	$15,713

Diluted earnings / (loss) per share**	$(2.96)	$2.34	$3.51	$9.94
Non-GAAP diluted earnings per share*	$1.78	$2.70	$8.84	$11.57

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses, and the impact of Tax Reform. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8, 9 and 10.

**	Shares used in loss per share calculation for the three months ended December 31, 2017 exclude 13 million shares from dilutive equity awards.
___________________________________

(1)	Refer to page 3 for details.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

February 6, 2018	2

Product Sales
Total product sales for the fourth quarter of 2017 were $5.8 billion, compared to $7.2 billion for the same period in 2016. Product sales for the fourth quarter of 2017 were $4.1 billion in the United States, $1.1 billion in Europe and $553 million in other locations. Product sales for the fourth quarter of 2016 were $4.9 billion in the United States, $1.4 billion in Europe and $870 million in other locations.
Total product sales during 2017 were $25.7 billion, compared to $30.0 billion in 2016. For 2017, product sales were $18.1 billion in the United States, $5.0 billion in Europe and $2.6 billion in other locations. For 2016, product sales were $19.3 billion in the United States, $6.1 billion in Europe and $4.6 billion in other locations.

Antiviral Product Sales
Antiviral product sales, which include sales of our HIV, chronic hepatitis B (HBV) and chronic hepatitis C (HCV) products, were $5.2 billion for the fourth quarter of 2017 compared to $6.6 billion for the same period in 2016. For 2017, antiviral product sales were $23.3 billion compared to $27.7 billion in 2016.

•
HIV and HBV product sales for the fourth quarter of 2017 were $3.7 billion compared to $3.4 billion for the same period in 2016 and $14.2 billion for the full year 2017 compared to $12.9 billion in 2016. The increases were primarily driven by the continued uptake of our tenofovir alafenamide (TAF)-based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg), Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg) and Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg), were $1.5 billion for the fourth quarter of 2017 compared to $3.2 billion for the same period in 2016 and $9.1 billion for the full year 2017 compared to $14.8 billion in 2016. The declines were across all major markets.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B for liposome injection), were $624 million for the fourth quarter of 2017 compared to $621 million for the same period in 2016. For 2017, other product sales were $2.3 billion compared to $2.2 billion in 2016.
Operating Expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2017	2016	2017	2016
Research and development (R&D) expenses	$1,150	$1,208	$3,734	$5,098
Non-GAAP R&D expenses*	$845	$959	$3,291	$3,749

Selling, general and administrative (SG&A) expenses	$1,252	$992	$3,878	$3,398
Non-GAAP SG&A expenses*	$923	$938	$3,363	$3,194

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8, 9 and 10.

During the fourth quarter of 2017, compared to the same period in 2016:

•
R&D expenses decreased primarily due to the 2016 impacts of ongoing milestone payments and an impairment charge related to in-process R&D (IPR&D), partially offset by Gilead’s purchase of Cell Design Labs, Inc. (Cell Design Labs) in 2017.

•	Non-GAAP R&D expenses* decreased primarily due to the 2016 impact of ongoing milestone payments.

•	SG&A expenses increased primarily due to acquisition-related costs associated with Gilead’s acquisition of Kite Pharma, Inc. (Kite).

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February 6, 2018	3

For 2017 compared to 2016:

•
R&D expenses decreased primarily due to the 2016 impacts of impairment charges related to IPR&D, ongoing milestone payments, up-front collaboration expenses related to Gilead’s license and collaboration agreement with Galapagos NV and Gilead’s purchase of Nimbus Apollo, Inc., partially offset by Gilead’s purchase of Cell Design Labs in 2017.

•	Non-GAAP R&D expenses* decreased primarily due to the 2016 impact of ongoing milestone payments.

•	SG&A expenses increased primarily due to acquisition-related costs associated with Gilead’s acquisition of Kite.

•	Non-GAAP SG&A expenses* increased primarily due to higher branded prescription drug fee expense.
Provision for Income Taxes and Tax Reform
Provision for income taxes was $6.0 billion for the fourth quarter of 2017 compared to $821 million for the same period in 2016 and $8.9 billion for the full year 2017 compared to $3.6 billion in 2016. The increases were primarily due to an estimated charge of $5.5 billion from Tax Reform, which was enacted on December 22, 2017 and lowers U.S. corporate income tax rates as of January 1, 2018, implements a territorial tax system and imposes a repatriation tax on deemed repatriated earnings of foreign subsidiaries. This estimate is provisional and based on our initial analysis and current interpretation. Given the complexity of the legislation, anticipated guidance from the U.S. Treasury, and the potential for additional guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board, this estimate may be adjusted during 2018.
Non-GAAP provision for income taxes excludes the estimated charge of $5.5 billion from Tax Reform. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8, 9 and 10.
Cash, Cash Equivalents and Marketable Securities
As of December 31, 2017, Gilead had $36.7 billion of cash, cash equivalents and marketable securities compared to $32.4 billion as of December 31, 2016. During 2017, Gilead generated $11.9 billion in operating cash flow and in connection with the acquisition of Kite, Gilead issued $3.0 billion aggregate principal amount of senior unsecured notes and $6.0 billion aggregate principal amount of term loan facilities, of which $1.5 billion was repaid in December 2017. Additionally, Gilead paid cash dividends of $2.7 billion and utilized $954 million on stock repurchases.
Full Year 2018 Guidance
Gilead provided its full year 2018 guidance:

(In millions, except percentages and per share amounts)	Provided February 6, 2018
Net Product Sales	$20,000 - $21,000
Non-GAAP*
Product Gross Margin	85% - 87%
R&D Expenses	$3,400 - $3,600
SG&A Expenses	$3,400 - $3,600
Effective Tax Rate	21.0% - 23.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-Based Compensation and Other Expenses	$1.41 - $1.51

*
Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses, and changes to our estimates relating to Tax Reform during 2018. A reconciliation between GAAP and non-GAAP full year 2018 guidance is provided in the tables on page 11.

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February 6, 2018	4

Corporate Highlights

•	Announced that Executive Chairman John C. Martin, PhD will transition from his current role of Executive Chairman to Chairman of the Board of Directors effective March 9, 2018.

•	Announced the acquisition of Cell Design Labs, gaining new technology platforms that will enhance research and development efforts in cellular therapy.

•
Announced the launch of the Gilead COMPASS (COMmitment to Partnership in Addressing HIV/AIDS in Southern States) Initiative, a 10-year, $100 million commitment to support organizations working to address the HIV/AIDS epidemic in the Southern United States.

•
Announced the promotion of Alessandro Riva, MD, to Executive Vice President, Oncology Therapeutics, with responsibility for Gilead’s hematology and oncology programs, including cell therapy research and development.

Product & Pipeline Updates announced by Gilead during the Fourth Quarter of 2017 include:
HIV and Liver Diseases Programs

•	Presented data at The Liver Meeting® 2017 which included the announcement of:

◦
Results from a Phase 2, randomized, placebo-controlled trial evaluating two doses of GS-0976, an oral, investigational inhibitor of Acetyl-CoA carboxylase, in patients with nonalcoholic steatohepatitis (NASH). The data demonstrate that the higher dose of GS-0976 (20 mg taken orally once daily) when administered for 12 weeks was associated with statistically significant reductions in hepatic steatosis (buildup of fat in the liver) and a noninvasive marker of fibrosis compared to placebo.

◦
Results from an open-label Phase 2 study evaluating once-daily Harvoni for 12 weeks among HCV genotype 1 patients with severe renal impairment (creatinine clearance ≤ 30 mL/min). 100 percent of patients achieved a sustained virologic response 12 weeks after completing therapy (SVR12), including patients with compensated cirrhosis and those who had failed prior treatment.

◦
Results from an open-label Phase 2 study evaluating once-daily Epclusa for 12 weeks among 79 liver transplant patients with genotype 1-4 chronic HCV infection. Treatment with Epclusa resulted in an overall SVR12 rate of 96 percent, including patients with cirrhosis and prior treatment failure, and was well tolerated.

◦
Updated results from two Phase 3 studies demonstrating improved long-term bone and renal safety in HBV-infected patients 48-weeks after switching from Viread® (tenofovir disoproxil fumarate 300mg) to Vemlidy® (tenofovir alafenamide 25mg).

•
Announced detailed 48-week results from a Phase 3 study evaluating the efficacy and safety of switching virologically suppressed HIV-1 infected adult patients from a multi-tablet regimen containing a boosted protease inhibitor (bPI) to a fixed-dose combination of bictegravir (50 mg) (BIC), a novel investigational integrase strand transfer inhibitor, and emtricitabine/tenofovir alafenamide (200/25 mg) (FTC/TAF), a dual-NRTI backbone. In the ongoing study, BIC/FTC/TAF was found to be statistically non-inferior to regimens containing bPIs and demonstrated no treatment-emergent resistance at 48 weeks. The data were presented at IDWeek 2017.

•
Announced a new licensing agreement with the Medicines Patent Pool (MPP), a United Nations-backed public health organization, to expand access to BIC upon regulatory approval in the United States. Through this agreement, MPP can sub-license rights to BIC to generic drug companies in India, China and South Africa to manufacture therapies containing BIC for distribution in 116 low- and middle-income countries.

Oncology and Cell Therapy Programs

•
Announced updated results from the ongoing Phase 1/2 ZUMA-3 study of KTE-C19, a CD19 chimeric antigen receptor T (CAR T) cell therapy, which is investigational, for the treatment of adult patients with relapsed or refractory acute lymphoblastic leukemia (ALL). With a minimum of eight weeks of follow-up, 71 percent of ALL patients (n=17/24) who received a single infusion of KTE-C19 achieved complete tumor remission (complete remission (CR) or CR with incomplete hematological recovery). The ZUMA-3 study results were presented in an oral session at the Annual Meeting of the American Society of Hematology.

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February 6, 2018	5

•
Announced long-term follow-up data from the ZUMA-1 study of Yescarta™ (axicabtagene ciloleucel) in patients with refractory large B-cell lymphoma. With a minimum follow-up of one year after a single infusion of Yescarta (median follow-up of 15.4 months), 42 percent of patients continued to respond to therapy, including 40 percent with a complete remission. Detailed results from this updated analysis were simultaneously presented at the Annual Meeting of the American Society of Hematology, and published in The New England Journal of Medicine.

•
Announced that U.S. Food and Drug Administration has granted regular approval to Yescarta, the first CAR T cell therapy for the treatment of adult patients with relapsed or refractory large B-cell lymphoma after two or more lines of systemic therapy, including diffuse large B-cell lymphoma (DLBCL) not otherwise specified, primary mediastinal large B-cell lymphoma, high-grade B-cell lymphoma, and DLBCL arising from follicular lymphoma (transformed follicular lymphoma).

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8, 9, 10 and 11.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its fourth quarter 2017 and full year 2017 as well as provide 2018 guidance and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call (877) 359-9508 (U.S.) or (224) 357-2393 (international) and dial the conference ID 6478317 to access the call.
A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through February 8, 2018. To access the phone replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international) and dial the conference ID 6478317.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2018 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Vosevi, Yescarta, Epclusa, Harvoni, Genvoya, Odefsey, Descovy and Vemlidy; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada outside the United States, an uncertain

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February 6, 2018	6

global macroeconomic environment; and potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; the possibility of unfavorable results from clinical trials involving investigational compounds; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including BIC/FTC/TAF; Gilead’s ability to successfully commercialize its products, including Vosevi, Yescarta, Epclusa, Harvoni, Genvoya, Odefsey, Descovy and Vemlidy; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; Gilead’s ability to successfully develop its hematology/oncology and inflammation/respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including GS-0976 and KTE-C19; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the SEC. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, AXI-CELTM, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VOLIBRIS®, VOSEVI®, YESCARTATM and ZYDELIG®.
ATRIPLA® is a registered trademark of Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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February 6, 2018	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Product sales	$5,837	$7,216	$25,662	$29,953
Royalty, contract and other revenues	112	104	445	437
Total revenues	5,949	7,320	26,107	30,390
Costs and expenses:
Cost of goods sold	1,256	1,075	4,371	4,261
Research and development expenses	1,150	1,208	3,734	5,098
Selling, general and administrative expenses	1,252	992	3,878	3,398
Total costs and expenses	3,658	3,275	11,983	12,757
Income from operations	2,291	4,045	14,124	17,633
Interest expense	(297)	(265)	(1,118)	(964)
Other income (expense), net	132	140	523	428
Income before provision for income taxes	2,126	3,920	13,529	17,097
Provision for income taxes	5,962	821	8,885	3,609
Net income (loss)	(3,836)	3,099	4,644	13,488
Net income (loss) attributable to noncontrolling interest	29	(9)	16	(13)
Net income (loss) attributable to Gilead	$(3,865)	$3,108	$4,628	$13,501

Net income (loss) per share attributable to Gilead common stockholders - basic	$(2.96)	$2.36	$3.54	$10.08
Shares used in per share calculation - basic	1,307	1,316	1,307	1,339
Net income (loss) per share attributable to Gilead common stockholders - diluted	$(2.96)	$2.34	$3.51	$9.94
Shares used in per share calculation - diluted	1,307	1,327	1,319	1,358
Cash dividends declared per share	$0.52	$0.47	$2.08	$1.84

February 6, 2018	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,256	$1,075	$4,371	$4,261
Acquisition-related – amortization of purchased intangibles	(283)	(214)	(912)	(844)
Stock-based compensation expenses(1)	(12)	(3)	(24)	(14)
Other(2)	5	2	(13)	11
Non-GAAP cost of goods sold	$966	$860	$3,422	$3,414

Product gross margin reconciliation:
GAAP product gross margin	78.5%	85.1%	83.0%	85.8%
Acquisition-related – amortization of purchased intangibles	4.8%	3.0%	3.6%	2.8%
Stock-based compensation expenses(1)	0.2%	—%	0.1%	—%
Other(2)	(0.1)%	—%	0.1%	—%
Non-GAAP product gross margin(6)	83.5%	88.1%	86.7%	88.6%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,150	$1,208	$3,734	$5,098
Up-front collaboration expenses	—	—	—	(373)
Acquisition-related expenses – acquired IPR&D	(222)	—	(222)	(400)
Acquisition-related – IPR&D impairment	—	(201)	—	(432)
Acquisition-related – other costs	(8)	—	(8)	—
Stock-based compensation expenses(1)	(90)	(47)	(232)	(176)
Other(2)	15	(1)	19	32
Non-GAAP research and development expenses	$845	$959	$3,291	$3,749

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,252	$992	$3,878	$3,398
Acquisition-related – transaction costs	(36)	—	(48)	—
Acquisition-related – other costs	(46)	—	(46)	—
Stock-based compensation expenses(1)	(243)	(52)	(393)	(190)
Other(2)	(4)	(2)	(28)	(14)
Non-GAAP selling, general and administrative expenses	$923	$938	$3,363	$3,194

Operating margin reconciliation:
GAAP operating margin	38.5%	55.3%	54.1%	58.0%
Up-front collaboration expenses	—%	—%	—%	1.2%
Acquisition-related – amortization of purchased intangibles	4.8%	2.9%	3.5%	2.8%
Acquisition-related expenses – acquired IPR&D	3.7%	—%	0.9%	1.3%
Acquisition-related – IPR&D impairment	—%	2.7%	—%	1.4%
Acquisition-related – transaction costs	0.6%	—%	0.2%	—%
Acquisition-related – other costs	0.9%	—%	0.2%	—%
Stock-based compensation expenses(1)	5.8%	1.4%	2.5%	1.3%
Other(2)	(0.3)%	—%	0.1%	(0.1)%
Non-GAAP operating margin(6)	54.0%	62.3%	61.4%	65.9%

February 6, 2018	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Interest expense reconciliation:
GAAP interest expense	$(297)	$(265)	$(1,118)	$(964)
Acquisition-related – transaction costs	—	—	18	—
Non-GAAP interest expense	$(297)	$(265)	$(1,100)	$(964)

Effective tax rate reconciliation:
GAAP effective tax rate	280.5%	20.9%	65.7%	21.1%
Up-front collaboration expenses	—%	—%	—%	(0.4)%
Acquisition-related – amortization of purchased intangibles	(1.1)%	(1.5)%	(1.2)%	(0.8)%
Acquisition-related expenses – acquired IPR&D	(2.1)%	—%	(0.4)%	(0.4)%
Acquisition-related – transaction costs	0.2%	—%	—%	—%
Acquisition-related – other costs	0.3%	—%	—%	—%
Stock-based compensation expenses(1)(3)	2.6%	—%	0.8%	—%
Tax Reform impact(5)	(258.3)%	—%	(40.6)%	—%
Other(2)	0.2%	—%	—%	—%
Non-GAAP effective tax rate(6)	22.2%	19.4%	24.5%	19.5%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$(3,865)	$3,108	$4,628	$13,501
Up-front collaboration expenses	—	—	—	373
Acquisition-related – amortization of purchased intangibles	246	206	851	818
Acquisition-related expenses – acquired IPR&D	222	—	222	400
Acquisition-related – IPR&D impairment	—	198	—	371
Acquisition-related – transaction costs	24	—	48	—
Acquisition-related – other costs	36	—	36	—
Stock-based compensation expenses(1)(3)	208	73	369	276
Tax Reform impact(5)	5,490	—	5,490	—
Other(2)	(18)	—	10	(26)
Non-GAAP net income attributable to Gilead	$2,343	$3,585	$11,654	$15,713

Diluted earnings / (loss) per share reconciliation:
GAAP diluted earnings / (loss) per share(4)	$(2.96)	$2.34	$3.51	$9.94
Up-front collaboration expenses	—	—	—	0.27
Acquisition-related – amortization of purchased intangibles	0.19	0.16	0.65	0.60
Acquisition-related expenses – acquired IPR&D	0.17	—	0.17	0.29
Acquisition-related – IPR&D impairment	—	0.15	—	0.27
Acquisition-related – transaction costs	0.02	—	0.04	—
Acquisition-related – other costs	0.03	—	0.03	—
Stock-based compensation expenses(1)(3)	0.16	0.06	0.28	0.20
Tax Reform impact(5)	4.16	—	4.16	—
Other(2)	(0.01)	—	0.01	(0.02)
Non-GAAP diluted earnings per share(6)	$1.78	$2.70	$8.84	$11.57

February 6, 2018	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$290	$215	$949	$847
Research and development expenses adjustments	305	249	443	1,349
Selling, general and administrative expenses adjustments	329	54	515	204
Interest expense adjustments	—	—	18	—
Total non-GAAP adjustments before tax	924	518	1,925	2,400
Income tax effect(3)	(206)	(40)	(389)	(191)
Tax Reform impact(5)	5,490	—	5,490	—
Other(2)	—	(1)	—	3
Total non-GAAP adjustments after tax	$6,208	$477	$7,026	$2,212

Notes:
(1) Stock-based compensation expenses for the three and twelve months ended December 31, 2017 include $238 million associated with Gilead’s acquisition of Kite
(2) Amounts related to restructuring, contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts
(3)     Income tax effect related to stock-based compensation expenses for the three and twelve months ended December 31, 2017 includes the incremental tax benefit of $31 million and $91 million, respectively, recognized from the adoption of Accounting Standards Update 2016-09 “Improvements to Employee Share-Based Payment Accounting”

(4) Shares used in loss per share calculation for the three months ended December 31, 2017 exclude 13 million shares from dilutive equity awards
(5)     Amounts for the three and twelve months ended December 31, 2017 include an estimated charge of $5.8 billion relating to the deemed repatriation of unremitted earnings of foreign subsidiaries and an estimated benefit of $308 million relating to the re-measurement of deferred taxes

(6) Amounts may not sum due to rounding

February 6, 2018	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2018 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Provided February 6, 2018
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 80%
Acquisition-related expenses	7% - 7%
Non-GAAP projected product gross margin(1)	85% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,785 - $4,050
Stock-based compensation expenses(2)	(315) - (350)
Acquisition-related expenses / up-front collaboration expenses	(70) - (100)
Non-GAAP projected research and development expenses	$3,400 - $3,600

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,865 - $4,110
Stock-based compensation expenses(2)	(425) - (450)
Acquisition-related – other costs	(40) - (60)
Non-GAAP projected selling, general and administrative expenses	$3,400 - $3,600

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3):
Acquisition-related expenses / up-front collaboration expenses	$0.91 - $0.95
Stock-based compensation expenses(2)	0.50 - 0.56
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3)	$1.41 - $1.51

Notes:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2) Includes stock-based compensation expenses associated with Gilead’s acquisition of Kite
(3) Excludes changes to our estimates relating to Tax Reform during 2018. As a result, we are unable to project an effective tax rate on a GAAP basis

February 6, 2018	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	December 31,	December 31,
	2017	2016 (1)

Cash, cash equivalents and marketable securities	$36,694	$32,380
Accounts receivable, net	3,851	4,514
Inventories	801	1,587
Property, plant and equipment, net	3,295	2,865
Intangible assets, net	17,100	8,971
Goodwill	4,159	1,172
Other assets	4,383	5,488
Total assets	$70,283	$56,977

Current liabilities	$11,635	$9,218
Long-term liabilities	38,147	28,396
Stockholders’ equity(2)	20,501	19,363
Total liabilities and stockholders’ equity	$70,283	$56,977

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2016. Certain amounts have been reclassified to conform to current year presentation
(2) As of December 31, 2017, there were 1,308 million shares of common stock issued and outstanding

February 6, 2018	13

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Antiviral products:
Genvoya – U.S.	$844	$485	$3,033	$1,301
Genvoya – Europe	176	68	534	160
Genvoya – Other International	40	10	107	23
	1,060	563	3,674	1,484

Truvada – U.S.	631	604	2,266	2,384
Truvada – Europe	117	200	644	913
Truvada – Other International	49	64	224	269
	797	868	3,134	3,566

Harvoni – U.S.	425	976	3,053	4,941
Harvoni – Europe	121	363	704	1,810
Harvoni – Other International	98	301	613	2,330
	644	1,640	4,370	9,081

Epclusa – U.S.	262	934	2,404	1,591
Epclusa – Europe	220	101	869	141
Epclusa – Other International	83	13	237	20
	565	1,048	3,510	1,752

Atripla – U.S.	314	444	1,288	1,898
Atripla – Europe	76	108	335	520
Atripla – Other International	50	55	183	187
	440	607	1,806	2,605

Descovy – U.S.	276	112	958	226
Descovy – Europe	77	34	226	69
Descovy – Other International	12	3	34	3
	365	149	1,218	298

Odefsey – U.S.	276	138	964	302
Odefsey – Europe	45	17	132	27
Odefsey – Other International	4	—	10	—
	325	155	1,106	329

Stribild – U.S.	179	296	811	1,523
Stribild – Europe	34	71	195	314
Stribild – Other International	9	20	47	77
	222	387	1,053	1,914

Complera / Eviplera – U.S.	91	146	406	821
Complera / Eviplera – Europe	118	135	503	580
Complera / Eviplera – Other International	13	16	57	56
	222	297	966	1,457

Viread – U.S.	119	171	514	591
Viread – Europe	36	68	238	302
Viread – Other International	57	85	294	293
	212	324	1,046	1,186

Vosevi – U.S.	150	—	267	—
Vosevi – Europe	17	—	22	—
Vosevi – Other International	3	—	4	—
	170	—	293	—

February 6, 2018	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Sovaldi – U.S.	$10	$112	$130	$1,895
Sovaldi – Europe	20	164	258	891
Sovaldi – Other International	87	265	576	1,215
	117	541	964	4,001

Other Antiviral – U.S.	56	12	157	48
Other Antiviral – Europe	7	4	24	22
Other Antiviral – Other International	11	—	15	2
	74	16	196	72

Total antiviral products – U.S.	3,633	4,430	16,251	17,521
Total antiviral products – Europe	1,064	1,333	4,684	5,749
Total antiviral products – Other International	516	832	2,401	4,475
	5,213	6,595	23,336	27,745

Other products:
Letairis	233	226	887	819
Ranexa	200	210	717	677
AmBisome	90	94	366	356
Zydelig	39	39	149	168
Other	62	52	207	188
	624	621	2,326	2,208

Total product sales	$5,837	$7,216	$25,662	$29,953